Exhibit 23.3

January 19, 2007

New Oriental Education & Technology Group Inc.

No.6 Hai Dian Zhong Street, 9th Floor

Haidian District, Beijing 100080

People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the use of our name under the captions “Legal Matters” and “Taxation – United States Federal Income Taxation” in the prospectus included in the registration statement on Form F-1, originally filed by New Oriental Education & Technology Group Inc. on January 19, 2007 with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Latham & Watkins LLP

Resident partners:

Joseph A. Bevash (US), Patrick J. Flanagan (US), Z. Julie Gao (US), Sabrina Y. T. Maguire (US), John A. Otoshi (US), Mitchell D. Stocks (US), David Zhang (US)